UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2009
OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26648	75-2402409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Biscayne Blvd
Suite 1180
Miami, Florida 33137
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (305) 575-4100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On May 26, 2009, May 29, 2009, and June 1, 2009, OPKO Health, Inc. (the “Company”) entered into stock purchase agreements with seven accredited investors (the “Investors”) pursuant to which the Company agreed to sell an aggregate of 31 million shares of the Company’s Common Stock (the “Shares”) in exchange for $31 million. Under the terms of each investment, OPKO issued the Shares at a price of $1.00 per Share. The Shares are restricted securities and no registration rights have been granted.
     The Shares were issued to the Investors in such amounts as set forth below.

	Shares
Purchasers:	Purchased	Amount of Investment	Date of Agreement
Oracle Partners, LP	4,000,000	$4,000,000	May 29, 2009

Oracle Institutional Partners, LP	1,000,000	$1,000,000	May 29, 2009

Vector Group Ltd.	5,000,000	$5,000,000	May 26, 2009

Nora Real Estate S.A.	1,000,000	$1,000,000	May 26, 2009

Chung Chia Company Limited	9,500,000	$9,500,000	June 1, 2009

Grandtime Associates Limited	6,000,000	$6,000,000	June 1, 2009

Gold Sino Assets Limited	4,500,000	$4,500,000	June 1, 2009
     Phillip Frost, M.D., the Company’s Chairman and Chief Executive Officer, may be deemed to beneficially own 11.5% of Vector Group Ltd.’s outstanding stock.
ITEM 3.02. Unregistered Sales of Equity Shares
     The information disclosed under Item 1.01 of this report is incorporated into this Item 3.02 in its entirety. The issuance of the Shares is exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because the transaction does not involve a public offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.
By:	/s/ Steven Rubin
	Name:	Steven Rubin
	Title:	Executive Vice President, Administration

Date June 1, 2009

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